Plumas Bancorp Announces 2008 Stock Repurchase Plan

QUINCY, California, December 20, 2007 – Plumas Bancorp, (NASDAQ: PLBC), a bank holding company and the parent company of Plumas Bank, today announced that the Board of Directors has authorized a continuation of its common stock repurchase plan. The 2008 plan calls for the repurchase of up to 244,000 shares during 2008, or approximately 5%, of the Company’s current 4,888,945 shares outstanding.

From February 2007 through November 2007 the Company has repurchased 142,363 shares of its common stock, under its 2007 stock repurchase plan, for an aggregate price of $2,039,877.

Douglas N. Biddle, president and chief executive officer, stated, “This stock buyback plan reflects the board’s confidence in the Company’s long term prospects and our continued belief that, at current market prices, our stock represents an excellent investment opportunity.”

The repurchases will be made from time to time by the Company in the open market or privately negotiated transactions as conditions allow. All such transactions will be structured to comply with Securities and Exchange Commission Rule 10b-18 and all shares repurchased under this plan will be retired. The number, price and timing of the repurchases shall be at the Company’s sole discretion and the plan may be re-evaluated depending on market conditions, liquidity needs or other factors. The Board of Directors, based on such re-evaluations, may suspend, terminate, modify or cancel the plan at any time without notice.

Plumas Bancorp is the holding company for Plumas Bank. Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. The Bank operates thirteen branches located in the counties of Plumas, Lassen, Sierra, Placer, Nevada, Modoc and Shasta, and it also operates a commercial real estate lending office in Reno, Nevada. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the U.S. Small Business Administration. Plumas Bank was named a Super Premier Bank in 2007 by The Findley Reports. Additionally, in recognition of the Company’s long history of stock performance, in 2007 Plumas Bancorp was named to the Keefe, Bruyette & Woods Honor Roll for banking institutions. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.